Exhibit 10.11(k)
ELEVENTH AMENDMENT
OF
U.S. BANK NON-QUALIFIED RETIREMENT PLAN
     The U.S. Bank Non-Qualified Retirement Plan (the “Plan”) is amended as provided below. This amendment is intended to clarify the Plan. The amendment below is not intended to make any changes that would cause a violation of section 409A of the Internal Revenue Code or its accompanying regulations. If a change in this amendment is determined to be a violation of section 409A, the amendment shall not be effective and shall be disregarded with respect to the rules governing benefits under the Plan.
1. QUALIFIED PLAN. Effective January 1, 2010, Section 2.29 is amended to change “Bancorp” to “Bank”.
2. ACCELERATED DISTRIBUTIONS. Effective January 1, 2005, Section 4.6 (formerly Section 4.5) of the Plan was amended to add the following introductory sentence: “The provisions in Sections 4.5(a) and 4.5(b) below shall apply only with respect to Grandfathered Amounts of Grandfathered Participants.” The references to Sections 4.5(a) and 4.5(b) are clarified to read Sections 4.6(a) and 4.6(b). In addition, the Section references in Section 4.6 shall be revised as appropriate.
3. CHOICE OF VENUE AND RULES OF INTERPRETATION. Effective for claims filed on and after January 1, 2008, a new Section 13.9 was added (“Choice of Venue”) and the existing Section 13.9 (“Rules of Interpretation”) was re-numbered as Section 13.10 with subsequent numbering and cross-references revised as appropriate
4. APPLICABLE LAWS. Effective January 1, 2009, a new Section 13.11 of the Plan shall be added that reads as follows:
13.11. Applicable Laws.
     13.11.1. ERISA Status. The Plan is maintained with the understanding that the Plan is an unfunded plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees as provided in sections 201(2), 301(3) and 401(a)(1) of ERISA, and section 2520.104-23 of the regulations under ERISA. Each provision shall be interpreted and administered accordingly.
     13.11.2. Internal Revenue Code Status. The Plan is maintained as a nonqualified excess and supplemental plan under section 409A of the Code. Each provision shall be interpreted and administered in accordance with section 409A of the Code and guidance provided thereunder. Notwithstanding the foregoing, neither the Employer nor any of its officers, directors, agents or affiliates, nor the Committee shall be obligated, directly or indirectly, to any Participant or any other person for any taxes, penalties, interest or like amounts that may be imposed on the Participant or other person on account of any amounts under this Plan or on account of any failure to comply with the Code.

5. APPENDICES B-10 and B-16. Effective December 31, 2009, the Formula – Part A Benefit under Appendix B-10 of the Plan is frozen. In addition, effective December 31, 2009, the time and form of payment of the Formula – Part B Benefit under Appendix B-10 shall be changed to be paid at the same time and form as the Participant’s benefit under the Excess Benefit (the benefits under Article IV of the Plan). Thus, the Formula – Part B Benefit under Appendix B-10 shall be paid as of the later of attainment of age 62 or Separation from Service. The Formula – Part A Benefit under Appendix B-10 is being frozen and the time and form of payment of the Formula – Part B Benefit under Appendix B-10 is being changed to avoid the potential of the shifting of benefits paid under Appendix B-10 and the benefits that could become payable under Appendix B-16 if the substantial risk of forfeiture for Appendix B-16 lapses.
6. APPENDIX B-15. Effective December 31, 2009, the Excess Benefit (the benefits under Article IV of the Plan) of the Participant under Appendix B-15 shall be frozen. The Participant’s Excess Benefit is being frozen to avoid the potential of the shifting of benefits paid under Excess Benefit portion of this Plan and the benefits the could become payable under Appendix B-15 if the substantial risk of forfeiture for Appendix B-15 lapses.
7. SAVINGS CLAUSE. Save and except as expressly amended above, the Plan shall continue in full force and effect.